Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 18, 2015 relating to the financial statements included in the Registration Statement on Form S-1 (File No. 333-205610) of Houlihan Lokey, Inc., initially filed with the Securities and Exchange Commission on July 10, 2015.  We also consent to the reference to our firm under the heading “Experts” in the Registration Statement and related prospectus.

/s/ KPMG LLP

Dallas, Texas
August 12, 2015